Exhibit 21.1

ALKEON CREATORS INC
DELAWARE (US) ENTITY
BORN CREATIVE HOLDINGS LIMITED
UK ENTITY
BORN BRANDS LIMITED
UK ENTITY
BORN CREATORS LIMITED
UK ENTITY
BORN AWARDS LIMITED
UK ENTITY

Entity: Alkeon Creators, Inc.

A summary of the Company’s history including a description of name changes, change of shareholders, reorganization, merger and acquisitions, and other material events.

●	Alkeon Creators Inc was incorporated in 2019 in the state of Delaware, United States.
●	It did not go through any name changes.
●	Upon incorporation, Alkeon rewarded 50,000 Shares of Common Stock to company consultants Brendan Wypich and Pierre Sapin each.
●	In May 2020, in order to facilitate the Alkeon attracting and retaining investors in the Company, Stockholders (Brendan Wypich and Pierre Sapin) has agreed to contribute all 50,000 shares of Common Stock of Alkeon, in exchange for no cash consideration.
●	Alkeon Creators Inc. as of 31/12/2019, was %98, owned by Creators Guild (UK entity), which is owned by Jean-Christophe Chopin and the Chopin family.
●	Alkeon is based in the United States.
●	Functional currency used is USD.

-	Date of incorporation

Entity: BORN Creative Holdings Limited

A summary of the Company’s history including a description of name changes, change of shareholders, reorganization, merger and acquisitions, and other material events.

●	BORN Creative Holdings Limited (“BCHL”) was incorporated on 2016, November.
●	BCHL was owned by Creative Design Holdings Limited– UK Entity- (owned wholly by Jean-Christophe Chopin and the Chopin family) until July 2020.
●	In July 2020, it was sold from Creative Design Holdings Limited to Alkeon Creators Inc., which is owned by Creators Guild Limited.
●	BCHL did not undergo any name changes.
●	BCHL is 100% owned by Alkeon Creators Inc.
●	Jean-Christophe Chopin and Vitali Kivmann serve as the directors on Companies House.
●	BCHL is based in London, United Kingdom.
●	Functional currency used is GBP.
●	Date of incorporation

Entity: BORN Creators Limited

A summary of the Company’s history including a description of name changes, change of shareholders, reorganization, merger and acquisitions, and other material events.

●	BORN Creators Limited was incorporated on 2014, June.
●	Company traded until the name BORNCOM LIMITED from June 2014 to June 2014.
●	Company traded until the name BORNCOM UK LIMITED from June 2014 to February 2017.
●	Name was changed to its current on February 2017.
●	Jean-Christophe Chopin and Vitali Kivmann serves as directors on Companies House.
●	BORN Creators Limited is wholly owned by BORN Creative Holdings Limited
●	BCL is based in London, United Kingdom.
●	Functional currency used is GBP.
●	Date of incorporation

Entity: BORN Awards Limited

A summary of the Company’s history including a description of name changes, change of shareholders, reorganization, merger and acquisitions, and other material events.

●	BORN Awards Limited was incorporated on 2016, November.
●	It did not go through any name changes.
●	It is wholly owned by BORN Creative Holdings Limited.
●	Jean-Christophe Chopin and Vitali Kivmann serve as directors on Companies House.
●	BORN Awards Limited held several contracts that deals with BORN Awards and BORN to Create activities.
●	It does not hold any contracts now.
●	BAL is based in London, United Kingdom.
-	Functional currency used is GBP.
-	Date of incorporation

Entity: BORN Brands Limited

A summary of the Company’s history including a description of name changes, change of shareholders, reorganization, merger and acquisitions, and other material events.

●	BORN Brands Limited was incorporated on 2016, November.
●	It did not go through any name changes.
●	It is wholly owned by BORN Creative Holdings Limited.
●	Jean-Christophe Chopin and Vitali Kivmann serve as directors on Companies House.
●	BORN Brands Limited holds the IP for BORN.
●	It is a dormant company.
●	BBL is based in London, United Kingdom.
●	Functional currency used is GBP.

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